As filed with the Securities and Exchange Commission on April 20, 2006 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8
________________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization) N/A (I.R.S. Employer Identification No.)

926 West Sprague Avenue, Suite 200
Spokane, Washington
(Address of principal executive offices)

99201
(Zip Code)

GOLD RESERVE INC. EQUITY INCENTIVE PLAN
(Full title of the plan)

ROCKNE J. TIMM
926 West Sprague Avenue, Suite 200
Spokane, Washington 99201
(509) 623-1500
(Name, address and telephone number, including area code, of agent for service)

with a copy to:

JONATHAN B. NEWTON
Baker & McKenzie LLP
Pennzoil Place, South Tower
711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

CALCULATION OF REGISTRATION FEE


                                                       Proposed
Title of each                         Proposed         maximum
class of                              maximum          aggregate   Amount of
securities to      Amount to be       offering price   offering    registration
be registered(1)   registered         per share(2)     price(2)    fee



Class A Common
Shares,
no par value       199,471 Shares(3)     $9.375        $1,870,041      $220.10

Class A Common
Share Purchase
Rights             199,471 Rights         N/A            N/A           N/A(4)


(1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Gold Reserve Equity Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on April 19, 2006, as reported on the American Stock Exchange.

(3) Represents Class A Common Shares that have become available for issuance under the Plan as a result of the "evergreen" provision of the Plan.

(4) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.

Incorporation by Reference
----------------------------------------------------------------------

The issuance of the additional 199,471 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby shall be issued under the Plan, which was amended as of January 29, 2006 to increase the number of Class A Common Shares available for issuance under the Plan pursuant an "evergreen" provision (which provides that the total numbers of Class A Common Shares subject to issuance under the Plan shall be 10% of the Company's outstanding Class A Common Shares from time to time). The issuance of these additional 199,471 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, was approved pursuant to the terms of the Plan by the Board of Directors and shareholders of the Company on January 30, 2006 and March 22, 2006, respectively. Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 of (1) Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange
Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c)Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595); and (2) the Company as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 333-127336), as amended; (b) Registration Statement on Form S-8 (Registration No. 333-119037), as amended; (c) Registration Statement on Form S-8 (Registration No. 333-110927), and (d) Registration Statement on Form S-8 Registration No. 333-56495), as amended, are incorporated herein by reference.

Item 8.	Exhibits
----------------------------------------------------------------------

The following are filed as exhibits to this Registration Statement:

Exhibit
Number    Description


4.1   Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to
Exhibit 3.2 to the Companyis Annual Report on Form 20-F
(File No. 001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.2 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6   Form of Change in Control Agreement (incorporated by reference to
Exhibit 4.0 to the Companyis Annual Report on Form 20-F
(File No. 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1   Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1  Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2  Consent of PricewaterhouseCoopers LLP*

23.3 Consent of Pincock Allen & Holt*23.4Consent of SNC-Lavalin Engineers & Constructors, Inc.*

24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.


SIGNATURES
----------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on April 20, 2006.

GOLD RESERVE INC.

By:    /s/ Rockne J. Timm
ROCKNE J. TIMM
Chief Executive Officer and Director


POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature                         Title                         Date

                             Chief Executive Officer
/s/ Rockne J. Timm           (Principal Executive Officer)
    ROCKNE J. TIMM           and Director                   April 20, 2006

                             Vice President Finance and
                             Chief Financial Officer
/s/ Robert A. McGuinness     (Principal Financial and
    ROBERT A. McGUINNESS     Accounting Officer)            April 20, 2006

/s/ A. Douglas Belanger
    A. DOUGLAS BELANGER      President and Director         April 20, 2006

/s/ John N. Galbavy          Vice President
    JOHN N. GALBAVY          Chief Legal officer            April 20, 2006

/s/ James P. Geyer           Senior Vice President
    JAMES P. GEYER           and Director                   April 20, 2006

/s/ James H. Coleman
    JAMES H. COLEMAN         Chairman of the Board          April 20, 2006

/s/ Patrick D. McChesney
    PATRICK D. McCHESNEY     Director                       April 20, 2006

/s/ Chris D. Mikkelsen
    CHRIS D. MIKKELSEN       Director                       April 20, 2006

/s/ Jean Charles Potvin
    JEAN CHARLES POTVIN      Director                       April 20, 2006


Exhibit
Number    Description


4.1   Gold Reserve Inc. Equity Incentive Plan (incorporated by reference to
Exhibit 3.2 to the Companyis Annual Report on Form 20-F
(File No. 001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.2 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27,1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S-4 (Registration No.333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3.1 to the Annual Report on Form 20-F (File No. 001-31819) filed with the Securities and Exchange Commission on March 31, 2006)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.6   Form of Change in Control Agreement (incorporated by reference to
Exhibit 4.0 to the Companyis Annual Report on Form 20-F
(File No. 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1   Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1  Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2  Consent of PricewaterhouseCoopers LLP*

23.3 Consent of Pincock Allen & Holt*23.4Consent of SNC-Lavalin Engineers & Constructors, Inc.*

24.1 Power of Attorney (included on the signature page of the Registration Statement)*
_______________
* Filed herewith.


EXHIBIT 5.1

----------------------------------------------------------------------
AUSTRING, FENDRICK, FAIRMAN & PARKKARI
BARRISTERS & SOLICITORS

LORNE N. AUSTRING          DEBRA L. FENDRICK
H. SHAYNE FAIRMAN          KEITH D. PARKKARI        3081 Third Avenue
GREGORY A. FEKETE          PETER MORAWSKY           Whitehorse, Yukon
JESSICA E. SISK ROEHLE     ANNA J. PUGH                       Y1A 4Z7


PHONE: (867) 668-4405
FAX: (867) 668-3710
E-MAIL:  gf@lawyukon.com

OUR FILE NO:014910-21

March 24, 2006

The Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
M5X 1J2

Gold Reserve Inc.
926 West Sprague Avenue, Suite 200
Spokane, Washington
99201 USA

Dear Sirs/Mesdames:

Re: Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 199,471 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, dated as of January 29, 2006, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve 1997 Equity Incentive Plan, as amended and restated January 29, 2006 (the "Equity Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Equity Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Equity Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Equity Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and nonassessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2

----------------------------------------------------------------------
Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) of our report dated February 17, 2006 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.is Annual Report on Form 20-F for the year ended December 31, 2005.

s/ PricewaterhouseCoopers LLP
Vancouver, B.C., Canada
April 19, 2006



EXHIBIT 23.3

----------------------------------------------------------------------
Consent of Pincock, Allen & Holt


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2005. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


s/ Pincock, Allen & Holt.
April 18, 2006



EXHIBIT 23.4

----------------------------------------------------------------------
Consent of SNC-Lavalin Engineers & Constructors, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Gold Reserve Inc. Equity Incentive Plan) to references to this firm, which appear in Gold Reserve Inc.is Annual Report on Form 20-F for the year ended December 31, 2005. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


s/ SNC-Lavalin Engineers & Constructors, Inc.
April 18, 2006